UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

Atlanticus Holdings Corporation
(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	ATLC	Nasdaq Global Select Market

7.625% Series B Cumulative Perpetual Preferred Stock, no par value	ATLCP	Nasdaq Global Select Market

6.125% Senior Notes due 2026	ATLCL	Nasdaq Global Select Market

9.25% Senior Notes due 2029	ATLCZ	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01.         Other Events.

On September 30, 2026, Atlanticus Holdings Corporation (the “Company”), through its subsidiary Mercury Financial, LLC, completed the sale and assignment of the MERCURY word mark and certain related intellectual property rights to an unaffiliated third party for $27.5 million in cash. The transaction did not include the underlying consumer credit card receivables associated with the MERCURY-branded program, which remain with the Company.

As part of the transaction, the purchaser granted Mercury Financial a non-exclusive, royalty-free license to, on behalf of its bank partner, solicit new credit card consumers using the MERCURY mark and related intellectual property. This royalty-free license continues for a period of 12 months following the sale. Thereafter, for a period of up to five additional years, Mercury Financial may continue to use the brand to service legacy accounts and satisfy continuing operational, legal and regulatory obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: October 6, 2026	By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Chief Financial Officer